As filed with the Securities and Exchange Commission on June 7, 2019.

Registration No. [ ]

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Vistra Energy Corp.

(Exact name of registrant as specified in its charter)

Delaware	36-4833255
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6555 Sierra Dr.

Irving, Texas 75039

(Address of principal executive offices, including zip code)

Vistra Energy Corp. 2016 Omnibus Incentive Plan

(Full title of the plan)

Stephanie Zapata Moore

Executive Vice President and General Counsel

Vistra Energy Corp.

6555 Sierra Dr.

Irving, Texas 75039

(Name and address of agent for service)

(214) 812-4600

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	15,000,000	$23.71	$355,650,000	$43,104.78

(1)

Amount to be registered consists of 15,000,000 additional shares to be issued pursuant to the grant or exercise of awards under the Vistra Energy Corp. 2016 Omnibus Incentive Plan (as amended, the 2016 Omnibus Plan), including, pursuant to Rule 416 under the Securities Act of 1933, as amended (the Securities Act), additional shares that may become issuable by reason of any stock dividend, stock split or similar transaction in accordance with the adjustment and anti-dilution provisions of the 2016 Omnibus Plan.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act based on the average of the high and low prices of the shares of common stock as reported on the New York Stock Exchange on June 3, 2019.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Vistra Energy Corp., a Delaware corporation (the “Registrant”), is filing this Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register an additional 15,000,000 shares of its Common Stock, par value $0.01 per share, issuable to eligible individuals under the Registrant’s 2016 Omnibus Incentive Plan, as amended and restated (the “Plan”). Accordingly, the contents of the previous Registration Statement on Form S-8 (No. 333-219687) filed by the Registrant with the Commission on August 4, 2017 (the “Prior Registration Statement”) relating to the Plan, including periodic reports that the Registrant filed after the Prior Registration Statement to maintain current information about the Registrant, are incorporated by reference into the Registration Statement pursuant to General Instruction E of Form S-8. The Prior Registration Statement is currently effective.

PART II

Item 8. Exhibits.

5.1*	—	Opinion of Sidley Austin LLP.

23.1*	—	Consent of Deloitte & Touche LLP.

23.2*	—	Consent of Ernst & Young LLP.

23.3*	—	Consent of Sidley Austin LLP (included in Exhibit 5.1).

24.1*	—	Power of Attorney (included on the signature page to this Registration Statement).

99.1	—	Vistra Energy Corp. 2016 Omnibus Incentive Plan, as amended (filed as Appendix A to Registrant’s Schedule 14A Definitive Proxy Statement filed April 25, 2019 and incorporated herein by reference).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Irving, State of Texas, on June 7, 2019.

VISTRA ENERGY CORP.

Date: June 7, 2019	By:	/s/ Curtis A. Morgan
Curtis A. Morgan
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes Curtis A. Morgan, David A. Campbell and Stephanie Zapata Moore, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities, this registration statement on Form S-8, and any amendments including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the notes which are the subject of such registration statement, as the case may be, which amendments may make such changes in such registration statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Curtis A. Morgan Curtis A. Morgan	Director, President and Chief Executive Officer (Principal Executive Officer)	June 7, 2019

/s/ David A. Campbell David A. Campbell	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 7, 2019

/s/ Christy Dobry Christy Dobry	Vice President and Controller (Principal Accounting Officer)	June 7, 2019

/s/ Scott B. Helm Scott B. Helm	Chairman of the Board and Director	June 7, 2019

Signature	Title	Date

/s/ Hilary E. Ackermann Hilary E. Ackermann	Director	June 7, 2019

/s/ Gavin R. Baiera Gavin R. Baiera	Director	June 7, 2019

/s/ Paul M. Barbas Paul M. Barbas	Director	June 7, 2019

/s/ Brian K. Ferraioli Brian K. Ferraioli	Director	June 7, 2019

/s/ Jeff D. Hunter Jeff D. Hunter	Director	June 7, 2019

/s/ Cyrus Madon Cyrus Madon	Director	June 7, 2019

/s/ Geoffrey D. Strong Geoffrey D. Strong	Director	June 7, 2019

/s/ John R. Sult John R. Sult	Director	June 7, 2019

/s/ Bruce E. Zimmerman Bruce E. Zimmerman	Director	June 7, 2019